                                                                Exhibit 99(b)(2)

                                                      DRAFT OF DECEMBER 13, 1999



--------------------------------------------------------------------------------








                              AWS ACQUISITION CORP.








                                   $70,500,000


                            FORM OF CREDIT AGREEMENT


                          dated as of December 13, 1999








                       BANK HAPOALIM B.M., NEW YORK BRANCH


                             as Administrative Agent



--------------------------------------------------------------------------------

                                                      DRAFT OF DECEMBER 13, 1999

                                TABLE OF CONTENTS

                                                                                                           Page No.
SECTION 1.        DEFINITIONS.....................................................................................1

   1.1.  Defined Terms............................................................................................1

   1.2.  Other Definitional Provisions:..........................................................................15

SECTION 2.        AMOUNT AND TERMS OF CREDIT.....................................................................16

   2.1.  Commitments.............................................................................................16
      (a)   Tender Offer Loan....................................................................................16
      (b)   Term Loan............................................................................................16
      (c)   Revolving Credit Loans...............................................................................16

   2.2.  Minimum and Maximum Amount of Each Borrowing............................................................17

   2.3.  Notice of Borrowing.....................................................................................17

   2.4.  Disbursement of Funds...................................................................................17

   2.5.  Register................................................................................................18

   2.6.  Conversions.............................................................................................18

   2.7.  Pro Rata Borrowings.....................................................................................19

   2.8.  Interest................................................................................................19

   2.9.  Interest Periods........................................................................................19

   2.10.    Inability to Determine Interest......................................................................21

   2.11.    Illegality...........................................................................................21

   2.12.    Requirements of Law..................................................................................21

   2.13.    Indemnity............................................................................................23

   2.14.    Change of Lending Office.............................................................................23

   2.15.    [Reserved]...........................................................................................23

   2.16.    Voluntary Termination or Reduction of Commitments....................................................23

   2.17.    Mandatory Termination or Reduction of Commitments....................................................24

SECTION 3.        PAYMENTS AND PREPAYMENTS.......................................................................24

   3.1.  Repayment of Loans......................................................................................24

   3.2.  Evidence of Debt; Notes.................................................................................25

   3.3.  Applications of Payments and Prepayments................................................................25

   3.4.  Voluntary Prepayments...................................................................................26

   3.5.  Mandatory Prepayments/Repayments........................................................................26

   3.6.  Method and Place of Payment.............................................................................26

   3.7.  Net Payments............................................................................................27

SECTION 4.        REPRESENTATIONS AND WARRANTIES.................................................................29


   4.1.  Financial Condition; Financial Statements...............................................................29

   4.2.  No Change...............................................................................................30

   4.3.  Disclosure..............................................................................................30

   4.4.  Corporate Existence; Compliance with Law................................................................31

   4.5.  Corporate Power, Authorization, Enforceable Obligations.................................................31

   4.6.  No Legal Bar............................................................................................31

   4.7.  No Material Litigation..................................................................................31

   4.8.  No Default..............................................................................................32

   4.9.  Ownership of Property; Liens............................................................................32

   4.10.    Intellectual Property................................................................................32

   4.11.    Taxes................................................................................................32

   4.12.    ERISA................................................................................................32

   4.13.    Use of Proceeds; Margin Regulations..................................................................33

   4.14.    Investment Company Act; Other Regulations............................................................33

   4.15.    Public Utility Holding Company Act...................................................................34

   4.16.    Subsidiaries.........................................................................................34

   4.17.    Environmental Matters................................................................................34

   4.18.    Guarantees and Tefron Guarantees.....................................................................35

   4.19.    Security Interests...................................................................................35

   4.20.    Representations and Warranties in Agreement and Plan of Merger.......................................35

   4.21.    Merger...............................................................................................35

SECTION 5.        CONDITIONS PRECEDENT...........................................................................36

   5.1.  Conditions Precedent to Tender Offer Loans..............................................................36
      (a)   No Default; Representations and Warranties...........................................................36
      (b)   Corporate Proceedings................................................................................36
      (c)   Tender Offer Documents...............................................................................36
      (d)   Tender of Shares of Alba.............................................................................37
      (e)   Adverse Change, etc..................................................................................37
      (f)   Control of Borrower..................................................................................37
      (g)   Proxy Materials......................................................................................37
      (h)   Agreement and Plan of Merger.........................................................................37
      (i)   Margin Regulations...................................................................................38
      (j)   Tefron Guarantees Documentation......................................................................38
      (k)   Opinions of Counsel..................................................................................38
      (l)   Loan Documents.......................................................................................38
      (m)   Closing Certificate of Borrower......................................................................38
      (n)   Corporate Structure..................................................................................38
      (o)   Tefron Guarantee.....................................................................................39
      (p)   Parent Equity Contribution...........................................................................39
      (q)   Tendered Shares......................................................................................39
      (r)   Account Opening Documentation........................................................................39
      (s)   Letter of Undertaking................................................................................39
      (t)   Miscellaneous........................................................................................39

   5.2.  Conditions Precedent to Post-Merger Loans...............................................................40
      (a)   No Default; Representations and Warranties...........................................................40
      (b)   Opinion of Counsel...................................................................................40
      (c)   Corporate Proceedings................................................................................40
      (d)   Bring-Downs..........................................................................................40
      (e)   Consummation of Merger...............................................................................40
      (f)   Guarantees...........................................................................................41
      (g)   Security Documents...................................................................................41
      (h)   Organizational Documentation, etc....................................................................41
      (i)   Acknowledgment.......................................................................................41
      (j)   Notes................................................................................................41
      (k)   Pledged Stock; Stock Powers..........................................................................42
      (l)   Actions to Perfect Liens.............................................................................42
      (m)   Lien Searches........................................................................................42
      (n)   Review of Operations.................................................................................42
      (o)   Adverse Change, etc..................................................................................42
      (a)   Control of Borrower..................................................................................42
      (b)   Proxy Materials......................................................................................43
      (c)   Margin Regulations...................................................................................43
      (d)   Tefron Guarantees Documentation......................................................................43
      (e)   Closing Certificate of Alba..........................................................................43
      (f)   Miscellaneous........................................................................................43

SECTION 6.        PRE-MERGER COVENANTS...........................................................................43

   6.1.  Merger..................................................................................................43

   6.2.  Use of Proceeds.........................................................................................43

   6.3.  Financial Statements....................................................................................44

   6.4.  Certificates; Other Information.........................................................................44

   6.5.  Payment of Obligations..................................................................................45

   6.6.  Conduct of Business and Maintenance of Existence........................................................45

   6.7.  Inspection of Property; Books and Records; Discussions..................................................45

   6.8.  Notices.................................................................................................46

   6.9.  Environmental Laws......................................................................................46

   6.10.    Further Assurances...................................................................................47

   6.11.    Limitation on Indebtedness and Preferred Stock.......................................................47

   6.12.    Limitation on Liens..................................................................................48

   6.13.    Limitation on Guarantee Obligations..................................................................49

   6.14.    Limitation on Fundamental Changes....................................................................49

   6.15.    Limitation on Sale of Assets.........................................................................49

   6.16.    Limitation on Dividends..............................................................................50

   6.17.    Limitation on Investments, Loans and Advances........................................................50

   6.18.    Limitation on Transactions with Affiliates...........................................................51

   6.19.    Limitation on Sales and Leasebacks...................................................................51

   6.20.    Limitation on Changes in Fiscal Year.................................................................51

   6.21.    Limitation on Negative Pledge Clauses................................................................51

SECTION 7.        POST-MERGER AFFIRMATIVE COVENANTS..............................................................51

   7.1.  Use of Proceeds.........................................................................................51

   7.2.  Financial Statements....................................................................................52

   7.3.  Certificates; Other Information.........................................................................52

   7.4.  Payment of Obligations..................................................................................53

   7.5.  Conduct of Business and Maintenance of Existence........................................................53

   7.6.  Maintenance of Property; Insurance......................................................................53

   7.7.  Inspection of Property; Books and Records; Discussions..................................................54

   7.8.  Notices.................................................................................................54

   7.9.  Environmental Laws......................................................................................55

   7.10.    Further Assurances...................................................................................56

   7.11.    Additional Collateral................................................................................56

   7.12.    UCC Opinions.........................................................................................57

   7.13.    Insurance............................................................................................57

   7.14.    Lock-Box Arrangements................................................................................57

SECTION 8.        POST-MERGER NEGATIVE COVENANTS.................................................................57

   8.1.  [Reserved]..............................................................................................58

   8.2.  Limitation on Indebtedness and Preferred Stock..........................................................58

   8.3.  Limitation on Liens.....................................................................................58

   8.4.  Limitation on Guarantee Obligations.....................................................................59

   8.5.  Limitation on Fundamental Changes.......................................................................59

   8.6.  Limitation on Sale of Assets............................................................................60

   8.7.  Limitation on Dividends.................................................................................60

   8.8.  Limitation on Capital Expenditures......................................................................61

   8.9.  Limitation on Investments, Loans and Advances...........................................................61

   8.10.    Limitation on Transactions with Affiliates...........................................................61

   8.11.    Limitation on Sales and Leasebacks...................................................................62

   8.12.    Limitation on Changes in Fiscal Year.................................................................62

   8.13.    Limitation on Negative Pledge Clauses................................................................62

SECTION 9.        EVENTS OF DEFAULT..............................................................................62

SECTION 10.       THE ADMINISTRATIVE AGENT.......................................................................65

   10.1.    Appointment..........................................................................................65

   10.2.    Delegation of Duties.................................................................................65

   10.3.    Exculpatory Provisions...............................................................................65

   10.4.    Reliance by Administrative Agent.....................................................................66

   10.5.    Notice of Default....................................................................................66

   10.6.    Non-Reliance on Administrative Agent and Other Lenders...............................................66

   10.7.    Indemnification......................................................................................67

   10.8.    Administrative Agent in its Individual Capacity......................................................67

   10.9.    Successor Administrative Agent.......................................................................68

SECTION 11.       MISCELLANEOUS..................................................................................68


   11.1.    Amendments and Waivers...............................................................................68

   11.2.    Releases of Collateral Security and Guarantee Obligations............................................69

   11.3.    Notices..............................................................................................69

   11.4.    No Waiver; Cumulative Remedies.......................................................................70

   11.5.    Survival of Representations and Warranties...........................................................70

   11.6.    Payment of Expenses and Taxes........................................................................70

   11.7.    Termination..........................................................................................71

   11.8.    Successors and Assigns; Participations and Assignments...............................................71

   11.9.    Adjustments; Set-off.................................................................................74

   11.10.   Counterparts.........................................................................................74

   11.11.   Severability.........................................................................................74

   11.12.   Integration..........................................................................................75

   11.13.   GOVERNING LAW........................................................................................75

   11.14.   Submission To Jurisdiction; Waivers..................................................................75

   11.15.   Acknowledgments......................................................................................76

   11.16.   WAIVERS OF JURY TRIAL................................................................................76

   11.17.   Confidentiality......................................................................................76

                                                      DRAFT OF DECEMBER 13, 1999


                                    SCHEDULES
                                    ---------

Schedule 4.16                             Subsidiaries
Schedule 6.11                             Indebtedness
Schedule 6.12                             Liens
Schedule 6.13                             Guarantees
Schedule 6.17                             Investments


                                    EXHIBITS
                                    --------

Exhibit A-1            Form of Tender Offer Note
Exhibit A-2            Form of Revolving Credit Note
Exhibit A-2            Form of Term Note
Exhibit B              Form of Borrower Security Agreement
Exhibit C              Form of Borrower Stock Pledge
Exhibit D              Form of Parent Stock Pledge
Exhibit E              Form of Parent Guarantee
Exhibit F              Form of Subsidiaries Guarantee
Exhibit G              Form of Subsidiaries Stock Pledge
Exhibit H              Form of Subsidiaries Security Agreement
Exhibit I              Form of Acknowledgment Agreement
Exhibit J              Form of Assignment and Acceptance
Exhibit K              Form of Borrower's Counsel Opinion

                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of December 13, 1999, among AWS ACQUISITION CORP., a Delaware corporation (the "AWS"), the banks and other financial institutions from time to time parties hereto (each a "Lender and collectively, the "Lenders"); and BANK HAPOALIM B.M., NEW YORK BRANCH as administrative agent (in such capacity, the "Administrative Agent") for the Lenders hereunder. Unless otherwise defined herein, all capitalized terms used herein and defined in subsection 1.1 are used herein as so defined.


                                   WITNESSETH:

         WHEREAS, AWS wishes to incur loans up to $70,500,000 in the aggregate from the Lenders to, inter alia, purchase the Shares of Alba pursuant to the Offer to Purchase, repay certain existing Indebtedness for borrowed money of Alba, provide working capital funds to Alba, and pay certain fees and expenses related to the Offer to Purchase upon the terms, and subject to the conditions, set forth herein; and

         WHEREAS, following the purchase of the Shares pursuant to the Offer to Purchase, it is contemplated that AWS will merge with, and into, Alba, with Alba as the surviving corporation, in accordance with the terms of the Agreement and Plan of Merger; and

         WHEREAS, to, inter alia, refinance the loans described in the first recital and to finance the payment of amounts owing in connection with the Merger, the Lenders are willing to make available the additional credit facilities provided for herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

         1.1. Defined Terms.

         As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the Prime Rate in effect on such day less 1.5%. Any change in the ABR due to a change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Acknowledgment Agreement":  as defined in Section 5.2(i).

                  "Acquired Business": any Person, or a business unit or other asset group of a Person, that has been acquired by the Borrower or a Subsidiary in a manner permitted hereunder.

                  "Acquisition": (a) the purchase by AWS for cash of the outstanding common stock (at a price per share not to exceed $18.50) of Alba pursuant to the Offer to Purchase, and (b) the Merger.

                  "Acquisition Documents": shall mean the Tender Offer Documents, the Additional Tender Offer Documents, the Support Agreement, the Agreement and Plan of Merger, the certificate of merger, all Proxy Materials, if any, and any other document or information sent by Tefron, Parent, AWS or Alba to Alba's stockholders or filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the Acquisition.

                  "Additional Tender Offer Documents": shall mean all amendments and exhibits to, and documents related to, the Tender Offer Documents filed with the SEC under the Securities Exchange Act of 1934, as amended, or distributed to the stockholders of Alba, in each case to the extent delivered to the Lenders.

                  "Administrative Agent": as defined in the preamble to this Agreement.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Agreement and Plan of Merger": the Agreement and Plan of Merger dated as of November 8, 1999, among the Parent, the Borrower and Alba, as amended, supplemented or otherwise modified from time to time; provided that, no such amendment, supplement or modification (other than any amendments, supplements or modifications not affecting the conditions to or any material term of the Agreement and Plan of Merger) shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Lenders.

                  "Alba": Alba-Waldensian, Inc., a Delaware corporation.

                  "Applicable Margin": for each Type of Loan outstanding hereunder, 1.375%.

                  "Asset Sale": shall mean the sale, transfer or other disposition, to the extent consummated after the date of this Agreement by the Borrower or any Subsidiary (and including in any event Alba and its Subsidiaries) to any Person other than the Borrower or any wholly-owned Subsidiary of the Borrower (or Alba) of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment), provided that, any such sale, transfer or disposition shall not constitute an Asset Sale if the total proceeds (with promissory notes valued at the face amount thereof and any other assets included in such proceeds valued at the fair market value thereof) received from such transaction, when taken with the proceeds (valued as aforesaid) of all other related sales, transfers and dispositions by the Borrower and its Subsidiaries, do not exceed $250,000 in the aggregate during any fiscal year of the Borrower.

                  "Assignee": as defined in subsection 11.8(c).

                  "AWS": as defined in the preamble to this Agreement.

                  "Borrower": at any time prior to the Merger Date, AWS, and at any time on and after the Merger Date, Alba.

                  "Borrower Security Agreement": the Borrower Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Stock Pledge Agreement": the Borrower Stock Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrowing": the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Lenders having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of LIBOR Loans the same Interest Period; provided that, ABR Loans incurred pursuant to subsection 2.11 shall be considered part of any related Borrowing of LIBOR Loans.

                  "Business": as defined in subsection 4.17(a).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided that, with respect to matters relating to LIBOR Loans, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or London, England, are authorized or required by law to close.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $100,000,000, (c) repurchase obligations of any Lender or of any commercial bank or investment bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (d) commercial paper issued in the United States which is rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United

States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change in Control": the failure of Tefron to continue to own, directly or indirectly, free and clear of all Liens except for Liens in favor of the Administrative Agent, 51% or more of the issued and outstanding voting shares of the Borrower.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": as defined in each of the Security Documents.

                  "Commitment": with respect to each Lender, such Lender's Tender Offer Commitment, Term Loan Commitment and Revolving Credit Commitment.

                  "Commitment Percentage": as to any Lender at any time, its Tender Offer Commitment Percentage, Term Loan Commitment Percentage or Revolving Credit Loan Commitment Percentage, as the context shall require.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower, or prior to the Merger Date, Alba, within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Deferred Purchase Consideration": with respect to the acquisition of any Acquired Business, the amount contractually agreed by the Borrower or one of its Subsidiaries to be paid to the sellers of such Acquired Business after the closing of the acquisition thereof, provided that all Deferred Purchase Consideration shall be subordinated to the obligations of the Loan Parties hereunder on terms and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default) in form and substance satisfactory to the Administrative Agent. Deferred Purchase Consideration shall not include purchase price adjustments based on net working capital or net book value required or permitted to be made within six months of the acquisition of an Acquired Business by the agreements governing such acquisition.

                  "Delisting Date": the date the Shares are delisted from trading on the American Stock Exchange and are no longer deemed to be Margin Stock.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Effective Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date if such date is other than the date of this Agreement.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern or protection of the environment (including protection of human health from Materials of Environmental Concern), as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Expiration Date": as defined in the Offer to Purchase.

                  "Facility": the Tender Offer Facility, the Term Loan Facility or the Revolving Credit Facility.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person incurred for the purpose of providing credit support, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and guarantees by Borrower or any Subsidiary of obligations of Borrower or a Subsidiary to suppliers, licensers or lessors to the extent the underlying obligation is incurred in the ordinary course of business and otherwise permitted hereunder. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith.

                  "Guarantees": the collective reference to the Parent Guarantee, each Subsidiary Guarantee, and each other guaranty from time to time made in favor of the Lenders to secure all or any part of the obligations of the Borrower hereunder, other than the Tefron Guarantees.

                  "Guarantor": any Person delivering a Guarantee.

                  "Indebtedness": of any Person, at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of property or services (payable more than six months after the original purchase date of such property or services), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases,
(e) all
obligations of such Person in respect of letters of credit and acceptances and letters of credit issued or created for the account of such Person, (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (g) all obligations of such Person in respect of any payments related to Deferred Purchase Consideration, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above which is guaranteed directly or indirectly by such Person.

                  "Initial Borrowing Date": the date upon which the initial Borrowing of Tender Offer Loans occurs.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each calendar month, (b) as to any LIBOR Loan having an Interest Period of one to six days, or one week, or two weeks, or three weeks, or three months, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period of six months, the day which is three months (or a whole multiple thereof) after the first day of such Interest Period and the last day of such Interest Period.

                  (1) "Interest Period": with respect to (X) (a) any LIBOR Loan maturing on or prior to the Tender Offer Maturity Date: (X) initially, the period commencing on the Initial Borrowing Date and ending one to six days or one week or two weeks or three weeks thereafter, as selected by the Borrower in its Notice of Borrowing pursuant to subsection 2.3 given with respect thereto, and (Y) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending, one to six days or one week or two weeks or three weeks thereafter, as the case may be, as selected by the Borrower in a Notice of Borrowing pursuant to subsection 2.3, and (b) any LIBOR Loan maturing after the Tender Offer Maturity Date: (X) initially, the period commencing on the Merger Borrowing Date and ending three months or six months thereafter, as selected by the Borrower in its Notice of Borrowing, pursuant to subsection 2.3 given with respect thereto, and (Y) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending, three months or six months thereafter, as the case may be, as selected by the Borrower in a Notice of Borrowing pursuant to subsection 2.3 given with respect thereto, provided that, all of the foregoing provisions relating to Interest Periods are subject to the provisions of subsection 2.9.

                  "Lender": as defined in the preamble to this Agreement.

                  "LIBOR" in relation to an Interest Period shall mean: the rate per annum determined by the Administrative Agent two working days prior to the first day of that Interest Period, by applying the following: (i) the British Bankers Association ("BBA") Interest Settlement Rates for U.S. Dollars, as defined in the BBA official definitions reflected on the Telerate BBA pages, for an amount equal to the principal amount of the Loan outstanding from time to time and for the relevant Interest Period, which rates reflect the offered rates at which deposits are being quoted to prime banks in the London Interbank Market at 11:00 a.m. London time calculated at set forth in said BBA official definition; or
(ii) such other recognized source of London Eurodollar deposit rates as the Administrative Agent may determine from time to time. In the event the applicable BBA page or pages shall be replaced by another Telerate page or other Telerate pages for quoting London eurocurrency rates, then rates quoted on said replacement page or pages shall be applied. If the Administrative Agent determines that London eurocurrency rates are no longer being quoted (temporarily or permanently) on any Telerate pages or that Telerate is no longer functioning (temporarily or permanently) in substantially the manner as on the date hereof, then the Administrative Agent shall notify the Lenders and the Borrower of a comparable substituted, publicly available reference for the determination of LIBOR. Notwithstanding the foregoing, with respect to any Interest Period of less than one week, "LIBOR" shall mean the rate per annum determined by the Administrative Agent for a one week Interest Period using the above criteria.

                  "LIBO Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%).

                                      LIBOR
 -----------------------------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


                  "LIBOR Loans": Loans the rate of interest applicable to which is based upon the LIBO Rate.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan" and "Loans": as defined in subsection 2.1, and includes Tender Offer Loans, Term Loans and/or Revolving Credit Loans.

                  "Loan Documents": this Agreement, the Notes, the Security Documents and the Guarantees, other than the Tefron Guarantees.

                  "Loan Parties": at all times prior to the Merger Borrowing Date, the Borrower and any of its Subsidiaries and Tefron, and at all times after the Merger Borrowing Date, the Borrower and any of its subsidiaries, the Parent and Tefron.

                  "Margin Regulations": Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended and in effect from time to time.

                  "Margin Stock": shall have the meaning provided in Regulation U of the Margin Regulations.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or financial condition of the Loan Parties taken as a whole, (b) the validity or enforceability of any Loan Document or any of the other Transaction Documents, or (c) the rights or remedies of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Merger": the "Merger" between AWS and Alba as described and defined in the Agreement and Plan of Merger, with Alba being the surviving corporation.

                  "Merger Borrowing Date": the Merger Date, provided that, if such date is not a Business Day, then the Merger Borrowing Date shall be the first Business Day occurring immediately after the Merger Date.

                  "Merger Date": the date upon which the Merger shall have been consummated.

                  "Minimum Borrowing Amount": with respect to any Borrowing of Tender Offer Loans or Term Loans, $500,000, and with respect to any Borrowing of Revolving Credit Loans, $250,000 (or the remainder of the then unutilized Revolving Credit Commitments of the Lenders).

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds": with respect to any Net Proceeds Event , (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Borrower and its Subsidiaries in connection with such Net Proceeds Event minus (b) the sum, without duplication, of (i) any taxes which are paid or actually payable to any federal, state, local or foreign taxing authority by the Borrower and its Subsidiaries and are directly attributable to the receipt of such Net Proceeds , (ii) the amount of fees and commissions (including reasonable investment banking fees), legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by the Borrower and its Subsidiaries, (iii) the amount of any reserve reasonably maintained by the Borrower and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which the Net Proceeds Event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligation terminates), and (iv) the amount of Indebtedness (other than intercompany Indebtedness), if any, which is required to be repaid at the time or as a result of such Net Proceeds Event out of the proceeds thereof.

                  "Net Proceeds Event":

                  (a) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness to the extent that such Indebtedness is for borrowed money (other than Indebtedness permitted pursuant to subsections 6.11 and 8.2);

                  (b) the issuance or sale of any Capital Stock by the Borrower or any of its Subsidiaries to any Person subsequent to the Merger Date, other than (i) the issuance or sale of any Capital Stock to the Borrower or any of its Subsidiaries, (ii) the issuance of Capital Stock upon the grant or exercise of stock options, (iii) the issuance and sale of Capital Stock under employee stock purchase plans, or (iv) the issuance and sale of Capital Stock and/or stock options under employee stock ownership and incentive plans and similar programs or individual arrangements;

                  (c) the consummation of any Asset Sale; and

                  (d) the recovery by the Borrower or any Subsidiary of amounts owing to it under property insurance policies.

                  "Non-Excluded Taxes": as defined in subsection 3.7(a).

                  "Notes": the collective reference to the Tender Offer Notes, the Term Notes and the Revolving Credit Notes.

                  "Notice of Borrowing": shall have the meaning provided in subsection 2.3.

                  "Offer to Purchase": the Offer to Purchase dated November 12, 1999 pursuant to which the Borrower offers to purchase all outstanding shares of common stock of Alba at a purchase price of $18.50 per share as more particularly described therein, as the same may be amended, supplemented or otherwise modified from time to time; provided that, no such amendment, supplement or modification (other than (i) any amendment effecting an extension of the Expiration Date, and (ii) any amendments, supplements or modifications not affecting the conditions to or any material term of the Offer to Purchase) shall be effective for purposes of references thereto in this Agreement unless approved in writing by the Required Lenders.

                  "Parent": Tefron U.S. Holdings Corp., a Delaware corporation and wholly owned subsidiary of Tefron.

                  "Parent Guarantee": the Guarantee to be executed and delivered by the Parent on the Merger Borrowing Date, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Parent Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by the Parent on or before the date set forth in subsection 9(k), substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Participant": as defined in subsection 11.8(b).

                  "Payment Office": the office of the Administrative Agent located at 1177 Avenue of the Americas, New York, New York 10036, Attention:
Maxine Levy, or such other office or contact person as the Administrative Agent may designate in writing to the Borrower and the Lenders from time to time.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other legal entity.

                  "Plan": at a particular time, any employee benefit plan or other plan established, maintained or contributed to by the Borrower (or prior to the Merger Date, Alba) or a Commonly Controlled Entity that is covered by Title IV of ERISA.

                  "Post-Merger Loans": means all Loans other than Tender Offer Loans.

                  "Prime Rate": the rate of interest per annum publicly announced from time to time by the Administrative Agent at its office in New York, New York as its prime rate on a particular day in effect for domestic (United States) commercial loans; such rate is not necessarily intended to be the lowest rate of interest charged by the Lenders in connection with extensions of credit. Each change in the Prime Rate shall be effective on the date such change is publicly announced.

                  "Properties": as defined in subsection 4.17(a).

                  "Proxy Materials": shall mean all proxy materials, if any, sent by Alba to its stockholders in connection with the Merger.

                  "Register": as defined in subsection 2.5(a).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .25, .27 or .28 of PBGC Reg. ss.4043.

                  "Required Lenders": Lenders the sum of whose outstanding Loans and Commitments constitute greater than 50% of the sum of (i) the total outstanding Loans of all Lenders, and (ii) the outstanding Commitments of all Lenders; provided that, if at any time there are two or more Lenders hereunder, any action required by Required Lenders shall require the consent of not less than two Lenders.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president, any vice president, the chief financial officer or the treasurer of the Borrower.

                  "Restricted Payment": as defined in subsections 6.16 and 8.7.

                  "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection 2.1(c).

                  "Revolving Credit Commitment": with respect to each Lender, the amount set forth opposite such Lender's name on Annex I hereto directly below the column entitled "Revolving Credit Commitment", and with respect to each Assignee who becomes a Lender pursuant to subsection 11.8(c), the amount of Revolving Credit Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to subsections 2.16 and 2.17 or increased or reduced by reason of an assignment to or by such Lender in accordance with subsection 11.8(c), and as to all Lenders collectively, the "Revolving Credit Commitments."

                  "Revolving Credit Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments of all Lenders.

                  "Revolving Credit Facility" the Facility evidenced by the Revolving Credit Commitment of each Lender.

                  "Revolving Credit Loan Maturity Date": the first anniversary of the Merger Borrowing Date.

                  "Revolving Credit Note": as defined in subsection 3.2.

                  "SEC": the Securities and Exchange Commission, or any successor thereto.

                  "Security Agreements": the collective reference to the Borrower Security Agreement and each Subsidiary Security Agreement.

                  "Security Documents": the collective reference to the Security Agreements, the Stock Pledge Agreements, and all other security documents hereafter delivered to the Administrative Agent for the benefit of the Lenders granting a Lien on any assets of any Person to secure the obligation and liabilities of the Borrower under any of the Loan Documents or to secure any Guarantee (other than the Tefron Guarantees).

                  "S&P": Standard and Poor's Ratings Group, a division of McGraw Hill Companies Inc.

                  "Shares": all of the outstanding shares of common stock, par value $2.50 per share, of Alba.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Stock Pledge Agreements": the collective reference to each Borrower Stock Pledge Agreement and each Subsidiary Stock Pledge Agreement.

                  "Subsidiaries Guarantee": each Guarantee to be executed and delivered by a Subsidiary of the Borrower, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Security Agreement": each Security Agreement to be executed and delivered by a Subsidiary of the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Stock Pledge Agreement": each Subsidiary Stock Pledge Agreement to be executed and delivered by a Subsidiary of the Borrower, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Tefron": Tefron Ltd., a company organized under the laws of the State of Israel.

                  "Tefron Guarantee": the collective reference to: (i) the guarantee from Tefron in favor of Bank Hapoalim B.M. pursuant to which Tefron has guaranteed the repayment of all indebtedness of the Borrower owing from time to time to Bank Hapoalim B.M., New York Branch, as a Lender, under or in connection with this Agreement, and (ii) the guarantee from Tefron in favor of Israel Discount Bank of New York pursuant to which Tefron has guaranteed the repayment of all indebtedness of the Borrower owing from time to time to Israel Discount Bank of New York as a Lender, under or in connection with this Agreement, as each such guarantee may be amended, supplemented or otherwise modified from time to time..

                  "Tender Offer": shall mean the tender offer commenced to effectuate the Acquisition.

                  "Tender Offer Closing Date": the day on which Shares are accepted for purchase by AWS pursuant to the terms of the Offer to Purchase, provided that, in no event shall such date be later than four Business Days after the Expiration Date.

                  "Tender Offer Commitment": with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Tender Offer

Commitment", and with respect to each Assignee who becomes a Lender pursuant to subsection 11.8(c), the amount of Tender Offer Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to subsections 2.16 and 2.17 or increased or reduced by reason of an assignment to or by such Lender in accordance with subsection 11.8(c), and as to all Lenders collectively, the "Tender Offer Commitment".

                  "Tender Offer Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Tender Offer Commitment then constitutes of the aggregate Tender Offer Commitments of all Lenders.

                  "Tender Offer Documents": shall mean the Offer to Purchase, the Schedule 14D-1 filed by Tefron, Parent and AWS, the Schedule 14D-9 filed by Alba, and all exhibits thereto and related documents filed with the SEC or distributed to the stockholders of Alba, in each case prior to the Initial Borrowing Date .

                  "Tender Offer Facility": the Facility evidenced by the Tender Offer Commitment.

                  "Tender Offer Loan" and "Tender Offer Loans": as defined in subsection 2.1(a).

                  "Tender Offer Maturity Date": the earlier of (i) the Merger Date, and (ii) the date which occurs 90 days after the Tender Offer Closing Date.

                  "Tender Offer Note": as defined in subsection 3.2.

                  "Term Loan" and "Term Loans": as defined in subsection 2.1(b).

                  "Term Loan Commitment": with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Term Loan Commitment," and with respect to each Assignee who becomes a Lender pursuant to subsection 11.8(c), the amount of Term Loan Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to subsections 2.16 and 2.17 or increased or reduced by reason of an assignment to or by such Lender in accordance with subsection 11.8(c), and as to all Lenders collectively, the "Term Loan Commitments."

                  "Term Loan Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments of all Lenders.

                  "Term Loan Facility": the Facility evidenced by the Term Loan Commitment of each Lender.

                  "Term Loan Maturity Date": the seventh anniversary of the Merger Borrowing Date.

                  "Term Note": as defined in subsection 3.2.

                  "Tranche": the collective reference to LIBOR Loans having then current Interest Periods which began on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transaction Documents": this Agreement, the Notes, the Security Documents, the Parent Stock Pledge Agreement, the Guarantees, the Tefron Guarantees and the Acquisition Documents.

                  "Transferee": as defined in subsection 11.8(f).

                  "Type": as to any Loan, refers to the determination whether such Loan is an ABR Loan or a LIBOR Loan.

        1.2. Other Definitional Provisions:

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

         (b) Unless otherwise specified herein, all accounting terms used herein (and in any other Loan Document and any certificate or other document made or delivered pursuant hereto or thereto) shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 6, 7 or 8 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Leaders wish to amend Section 6, 7 or 8 for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that, if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

        (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF CREDIT

         2.1. Commitments.

         Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan (each a "Loan" and collectively, the "Loans") to the Borrower, which Loans shall be drawn (i) under the Tender Offer Facility, if drawn on the Tender Offer Closing Date, (ii) under the Term Loan Facility, if drawn on Merger Borrowing Date, and (iii) under the Revolving Credit Facility, if drawn on or after the Merger Borrowing Date, as set forth below.

         (a) Tender Offer Loan.

         Each Lender agrees to make a Loan under the Tender Offer Facility (a "Tender Offer Loan"), which (i) shall be made as a single drawing on the Tender Offer Closing Date, (ii) shall, unless otherwise required pursuant to subsections 2.9(b), 2.10 or 2.11 and during the continuance of a Default or Event of Default, be a LIBOR Loan, , (iii) shall mature, and be repayable in full, on the Tender Offer Maturity Date, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which equals the Tender Offer Commitment of such Lender at such time, and (v) shall be utilized by the Borrower in accordance with subsection 4.13(a). Upon such Borrowing, any remaining and unutilized Tender Offer Commitment of such Lender shall immediately terminate. Amounts borrowed under this subsection 2.1(a) and repaid or prepaid, may not be reborrowed under this subsection 2.1(a).

         (b) Term Loan.

         Each Lender agrees to make a Loan under the Term Loan Facility (a "Term Loan"), which (i) shall be made as a single drawing on the Merger Borrowing Date, (ii) unless otherwise required pursuant to subsections 2.9(b), 2.10 or
2.11 and during the continuance of a Default or Event of Default, be a LIBOR Loan, , (iii) shall be repayable in accordance with subsection 3.1, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which equals the Term Loan Commitment of such Lender at such time, and
(v) shall be utilized by the Borrower in accordance with subsection 4.13(b). Upon such Borrowing, any remaining and unutilized Term Loan Commitment of such Lender shall immediately terminate. Amounts borrowed under this subsection 2.1(b) and repaid or prepaid, may not be reborrowed under this subsection 2.1(b).

         (c) Revolving Credit Loans.

         Each Lender agrees to make Loans under the Revolving Credit Facility (each a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans"), which (i) shall be made at any time and from time to time on and after the Merger Borrowing Date and prior to the Revolving Credit Loan Maturity Date,
(ii) unless otherwise required pursuant to subsections 2.9(b), 2.10 or 2.11 and during the continuance of a Default or Event of Default, be a LIBOR Loan,, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall be repayable in full on the Revolving Credit Loan Maturity Date, (v) shall not exceed for any

Lender at any time outstanding that aggregate principal amount which equals the Revolving Credit Commitment of such Lender at such time, and (vi) shall be utilized by the Borrower in accordance with subsection 4.13(b).

         2.2. Minimum and Maximum Amount of Each Borrowing.

         The aggregate principal amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount. Except as otherwise stated or restricted herein, more than one Borrowing may be incurred on any date, provided that, at no time shall there be outstanding more than six (6) Borrowings of LIBOR Loans under this Agreement.

         2.3. Notice of Borrowing.

         Whenever the Borrower desires to incur Loans under any Facility, it shall give the Administrative Agent prior to 10:00 A.M. (New York time) at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of LIBOR Loans and at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of ABR Loans to be made hereunder, provided that (X) with respect to the Initial Borrowing Date, the Borrower may give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) not later than 10:00 a.m. (New York time) on the Initial Borrowing Date, and (Y) with respect to any rollover or continuation of a Borrowing, the required notice set forth in subsection 2.9. Each such notice (each a "Notice of Borrowing") shall be irrevocable and shall specify (i) the Facility pursuant to which such Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of Borrowing (which shall be a Business Day), and (iv) whether the respective Borrowing shall consist of ABR Loans or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall as promptly as practicable give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's Commitment Percentage share thereof and of the other matters covered by the Notice of Borrowing.

         2.4. Disbursement of Funds.

         (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its Commitment Percentage of each Borrowing requested to be made on such date in the manner provided below, provided that, the principal amount of Term Loans and Revolving Credit Loans to be so made available by each Lender on the Merger Borrowing Date shall be net of the aggregate principal amount of the Tender Offer Loans of such Lender required to be repaid on such date, with the amount not so made available to be applied by such Lender to the repayment of such Tender Offer Loans.

         (b) All amounts that a Lender is to fund under any Borrowing shall be made available in U.S. dollars and immediately available funds to the Administrative Agent at the Payment Office and the Administrative Agent will make available to the Borrower by depositing to its account with the Administrative Agent at the Payment Office the aggregate of the amounts so made available in U.S. dollars and in the type of funds received. Unless the Administrative

Agent shall have been notified by a Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date (other than with respect to the aggregate principal amount of Tender Offer Loans of such Lender required to be repaid on such date), the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent in reliance upon such assumption may (in its sole discretion and without any obligation to do so) make available to the Borrower, subject to the proviso in subsection 2.4(a), a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, then the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Lender shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the then Federal Funds Effective Rate, or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with subsection 2.8, for the respective Loans.

         (c) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.5. Register.

         (a) The Administrative Agent shall maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive, absent manifest error.

         (b) Each Lender will record on its internal records the amount of each Loan made by it and each payment in respect thereof. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. Any such recordation shall be conclusive, absent manifest error.

         2.6. Conversions.

         LIBOR Loans may not be converted into ABR Loans except as required by subsections 2.9(b), 2.10, 2.11 or this subsection 2.6. The Administrative Agent shall give each Lender notice as promptly as practicable of any such conversion affecting any of its Loans. If a Default or Event of Default is in existence at the time any Interest Period in respect of any Borrowing of LIBOR Loans is to expire, such Loans may not be continued as LIBOR Loans but instead shall be automatically converted on the last day of such Interest Period into ABR Loans. If a Default or Event of Default has been cured or waived to the satisfaction of the Required Lenders, then any such outstanding ABR Loans may upon the request of the Borrower be converted into

LIBOR Loans with such Interest Periods as may be agreed to by the Borrower and the Required Lenders.

         2.7. Pro Rata Borrowings.

         All Borrowings of Tender Offer Loans, Term Loans and Revolving Credit Loans under this Agreement shall be loaned by the Lenders pro rata on the basis of their Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

         2.8. Interest.

         (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin in excess of the ABR in effect from time to time.

         (b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin in excess of the relevant LIBO Rate.

         (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the ABR in effect from time to time, plus the sum of (i) 2% and (ii) the Applicable Margin, provided that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than 2% in excess of the rate of interest applicable thereto at maturity.

         (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof, and shall be payable on each applicable Interest Payment Date, on the date of any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days.

         (f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof. Each such determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         2.9. Interest Periods.

         (a) At the time the Borrower gives a Notice of Borrowing in respect of the making of, a Borrowing of LIBOR Loans (in the case of the initial Interest Period applicable thereto), or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of LIBOR Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such initial or preceding Borrowing, which Interest Period shall be for the time period set forth in the definition of "Interest Period" in subsection 1.1. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement:

         (i) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

         (ii) if any Interest Period (other than any Interest Period of less than three months) relating to a Borrowing of LIBOR Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

         (iii) if any Interest Period relating to a Borrowing of LIBOR Loans would otherwise expire on a day which is not a Business Day, such Interest Period of three months or six months shall expire on the next succeeding Business Day, provided that, if any Interest Period would otherwise expire on a day which is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iv) no LIBOR Loan may be continued as such (X) when any Event of Default has occurred and is continuing and the Required Lenders have determined that such a continuation is not appropriate, or (Y) after the date that is three months prior to the Term Loan Maturity Date (in the case of continuations of Term Loans) or the Revolving Credit Loan Maturity Date (in the case of continuations of Revolving Credit Loans);

         (v) any Interest Period relating to a Borrowing of LIBOR Loans that would otherwise extend beyond the Tender Offer Maturity Date (in the case of a Borrowing of Tender Offer Loans) or the Term Loan Maturity Date (in the case of a Borrowing of Term Loans) or the Revolving Credit Loan Maturity Date (in the case of a Borrowing of Revolving Credit Loans) or beyond the date that final payment is due, thereon, shall end on such dates; and

         (vi) with respect to the expiration of any Interest Period or a Borrowing expiring on or prior to the Tender Offer Maturity Date, the Borrower may elect the Interest Period to apply at the expiration of the then current Interest Period for such Borrowing by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) not less than twenty-four (24) hours prior to the expiration of the then current Interest Period for such Borrowing.

         (b) If upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Borrowing of LIBOR Loans as provided above, such Borrowing shall be deemed converted into a Borrowing of ABR Loans effective as of the expiration date of such current Interest Period.

         2.10. Inability to Determine Interest.

         If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

         (b) the Administrative Agent shall have received notice from any Lender that the LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period; then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, and (ii) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such.

         2.11. Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case after the date of this Agreement, shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (i) the Commitment of such Lender hereunder to make LIBOR Loans, to continue LIBOR Loans as such, and to convert ABR Loans to LIBOR Loans shall forthwith be suspended, and (ii) the Lenders' Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.13.

         2.12. Requirements of Law.

         (a) If the adoption of or any change in any applicable Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority charged with the interpretation or administration thereof made subsequent to the date of this Agreement:

         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Commitment, any Note or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 3.7(a) and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

         (iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable within 30 days after receipt of the notice referred to in paragraph (c) below.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if compliance therewith is a customary banking practice) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction within 30 days after receipt of the notice referred to in paragraph (c) below.

         (c) If any Lender becomes entitled to claim any amounts pursuant to this subsection 2.12, it shall promptly, but in any event within one year after such Lender obtains actual knowledge thereof, notify the Borrower (with a copy to the other Lenders and the Administrative Agent) of the event by reason of which it has become so entitled, which notice shall set forth the basis of the calculation of such amounts in reasonable detail. A certificate as to any additional amounts payable pursuant to this subsection 2.12 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. If any Lender fails to give such notice within one year after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this subsection
2.12 in respect of costs resulting from such event, only be entitled to payment under this subsection 2.12 for costs incurred from and after the date that is one year prior to the date such Lender does give such notice. The agreements in this subsection 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.13. Indemnity.

         The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (i) failure by the Borrower to make a borrowing of or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) failure by the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (iii) the making of a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue, to the last day of such Interest Period (or in the case of the failure to borrow or continue), the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (B) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.14. Change of Lending Office.

         Each Lender agrees that if it makes any demand for payment under subsection 2.12 or 3.7(a), or if any adoption or change of the type described in subsection 2.11 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 2.12 or 3.7(a), or would eliminate or reduce the effect of any adoption or change described in 2.11.

         2.15. [Reserved].

         2.16. Voluntary Termination or Reduction of Commitments.

         Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Payment Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate any unutilized Commitment or, from time to time, to reduce the amount of such Commitment, provided that, no such termination or reduction shall be permitted (i) with respect to the Revolving Credit Commitments of the Lenders if, after giving effect thereto and to any prepayments of Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding would exceed the Revolving Credit Commitments of the Lenders then in effect. Any such termination or reduction shall apply proportionately and permanently to reduce the Tender Offer Commitment, the Term Loan Commitment or the Revolving Credit Commitment, as the case may be, of each of the Lenders. Any partial reduction pursuant to this subsection 2.16 shall be in the amount of at least $500,000 or a whole multiple of $200,000 in excess thereof.

         2.17. Mandatory Termination or Reduction of Commitments.

         (a) The Tender Offer Commitment, Term Loan Commitment and Revolving Credit Commitment of each Lender shall terminate on the fifth Business Day after the Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

         (b) Any remaining and unutilized Tender Offer Commitment of each Lender shall terminate immediately after giving effect to the initial Borrowing of Tender Offer Loans of each Lender pursuant to subsection 2.1(a).

         (c) Unless sooner terminated in accordance with this Agreement, the Revolving Credit Commitment of each Lender shall terminate on the Revolving Credit Loan Maturity Date.

         (d) The Revolving Credit Commitment of each Lender shall be reduced at the time of any payment required to be applied to the reduction of the Revolving Credit Commitment pursuant to subsection 3.5(b).

         (e) The Term Loan Commitment of each Lender shall be reduced at the time of any payment required to be applied to the reduction of the Term Loan Commitment pursuant to subsection 3.5(b).

         (f) Each termination or reduction of the Tender Offer Commitments, Term Loan Commitments or the Revolving Credit Commitments, as the case may be, pursuant to this subsection 2.17, shall be applied proportionately and permanently to reduce the affected Tender Offer Commitment, the Term Loan Commitment or the Revolving Credit Commitment, as the case may be, of each of the Lenders. Reductions of Commitments pursuant to subsection 3.5(b) shall be applied first, to the Term Loan Commitment, if outstanding, and second, to the Revolving Credit Commitment then outstanding.

SECTION 3. PAYMENTS AND PREPAYMENTS

         3.1. Repayment of Loans.

         (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender the outstanding principal amount of Tender Offer Loans of such Lender on the Tender Offer Maturity Date (or such earlier date on which the Tender Offer Loans become due and payable pursuant to Section 9).

         (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the principal amount of the Term Loans (x) in the event the Merger Borrowing Date occurs on or before 30 days after the Merger Date, in eleven (11) consecutive semi-annual installments, each such installment to be in an amount equal to 9.09% of the aggregate principal amount of Term Loan of such Lender outstanding on the Merger Borrowing Date, with the first such installment commencing on the twenty-fourth month anniversary of the Merger Borrowing Date or (y) in the event the Merger Borrowing Date occurs more than 30 days after the Merger Date, in twelve (12) consecutive semi-annual installments, each such installment to be in an amount equal to 8.3333% of the aggregate principal amount of Term Loan of such Lender outstanding on the Merger Borrowing Date, with the first such installment commencing on the eighteenth-month anniversary of the Merger Borrowing Date, and (ii) the unpaid balance of any then outstanding Term Loans on the Term Loan Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 9).

         (c) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Revolving Credit Loan on the Revolving Credit Loan Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9).

         (d) The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date of each such Borrowing until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.8.

3.2. Evidence of Debt; Notes.

         The Borrower shall execute and deliver to each Lender (i) a promissory note of the Borrower evidencing the Tender Offer Loan of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Tender Offer Note", and collectively for all Lenders, the "Tender Offer Notes"), (ii) a promissory note of the Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "Term Note", and collectively for all Lenders, the "Term Notes"), and (iii) a promissory note of the Borrower evidencing the Revolving Credit Loan of such Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (a "Revolving Note", and collectively for all Lenders, the "Revolving Notes").

3.3. Applications of Payments and Prepayments.

         Any prepayments of the Loans made pursuant to subsections 3.4 or 3.5 shall be applied first, to the prepayment of the installments of principal of the Term Loans set forth subsection 3.1(b) pro rata according to their maturities, and second to the Revolving Credit Loans,. All payments and prepayments of any Tender Offer Loans, Term Loans or Revolving Credit Loans, as the case may be, of the same Borrowing pursuant to subsections 3.1, 3.4 or 3.5 shall be applied pro rata among Lenders holding such Loans. Unless the Borrower otherwise elects, the application of prepayments made pursuant to this subsection 3.3 shall be made, first, to ABR Loans and, second, to LIBOR Loans. All payments and prepayments of Loans shall be applied first, to accrued fees and expenses due and owing to the Administrative Agent pursuant to this Agreement, if any, second, to accrued fees and expenses due and owing to the Lenders pursuant to this Agreement, third, to all accrued and unpaid interest on such Loans, and fourth, to the unpaid principal amount of such Loans.

3.4. Voluntary Prepayments.

         The Borrower shall have the right to prepay Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, specifying the amount, Type and date of such prepayment, and in the case of LIBOR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower at least three Business Days (or, in the case of prepayments of ABR Loans, one Business Day) prior to the date of such prepayment, which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $500,000 or a whole multiple of $200,000 in excess thereof, provided that, no partial prepayment of LIBOR Loans made pursuant to a single Borrowing under a particular Facility shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; and (iii) LIBOR Loans may only be prepaid pursuant to this subsection 3.4 on the last day of an Interest Period applicable thereto.

3.5. Mandatory Prepayments/Repayments.

         (a) If at any time the aggregate principal amount of all Revolving Credit Loans made by the Lenders then outstanding exceeds the Revolving Credit Commitments then in effect as may be reduced by Sections 2.16 and 2.17, for such Lenders, then the Borrower shall immediately repay the Revolving Credit Loans of the Lenders in the amount of such excess.

         (b) On and after the Merger Borrowing Date, the Borrower shall, as promptly as is practicable (and, in any event, within seven (7) Business Days following the receipt thereof subject to the proviso in clause (c) below), repay the Loans and the outstanding Commitments by the amount equal to (X) 50% of the Net Proceeds received from any event described in clause (b) of the definition of "Net Proceeds Event," and (Y) the aggregate amount of Net Proceeds received from any other Net Proceeds Event; provided that no such repayment and reduction shall be due pursuant to this subsection 3.5(b) with respect to any Net Proceeds
Event:

         (i) on account of any Asset Sale, to the extent that the Borrower or any of its Subsidiaries purchases property within 180 days of the Net Proceeds Event having a value at least equal to the amount of such Net Proceeds; or

         (ii) on account of the recovery by the Borrower or any of its Subsidiaries of amounts owing to them under property insurance policies except, to the extent that (1) such recoveries exceed the reasonably estimated cost of replacing the property on account of which amounts were paid to the Borrower or any Subsidiary, or (2) the Borrower or such Subsidiary is not diligently proceeding with such replacement.

         (c) Any payments of the Loans made pursuant to this subsection 3.5(b) shall be as set forth in subsection 3.3.

         3.6. Method and Place of Payment.

         (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written, telex or telecopy notice from the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day) like funds relating to the payment of principal or interest or fees and expenses ratable to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day), the Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from the Administrative Agent, upon demand, interest on such amount at the Federal Funds Effective Rate for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Lender.

         (b) Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         3.7. Net Payments.

         (a) All payments made by the Borrower hereunder shall be made without setoff, counterclaim or other defense. All payments made by the Borrower under this Agreement and any Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, then the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection
3.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

         (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of the United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, or (B) an Internal Revenue Service Form W-8BEN or W-9, or successor applicable form, as the case may be;

         (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

         (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender form duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of Form W-8BEN or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.8 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 3.7, provided that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         (c) If any Lender shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Lender by the Borrower (a "Tax Credit"), such Lender shall promptly notify the

Borrower of such Tax Credit. If such Tax Credit is received by such Lender in the form of cash, such Lender shall promptly pay to the Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Lender in the form of cash, such Lender shall pay the amount of such Tax Credit not later than the time prescribed by applicable law for filing the return (including extensions of time) for such Lender's taxable period which includes the period in which such Lender receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Lender to the Borrower pursuant to this clause (c) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Lender) by, such Lender from a taxing authority. In determining the amount of any Tax Credit, a Lender may use such apportionment and attribution rules as such Lender customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. The Borrower further agrees promptly to return to a Lender the amount paid to the Borrower with respect to a Tax Credit by such Lender if such Lender is required to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, the Borrower hereby acknowledges and agrees that (i) neither the Administrative Agent nor any Lender shall be obligated to provide the Borrower with details of the tax position of the Administrative Agent or such Lender (as the case may be), and (ii) the Borrower shall have no right to inspect any records (including tax returns) of the Administrative Agent or such Lender (as the case may be).[Dewey Ballantine tax comments are under review]


SECTION 4. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this
Section 4 are true and correct in all materials respects on and as of the date hereof and as of the date of each Loan, unless such representation and warranty expressly indicates that it is being made as of any specific date):

         4.1. Financial Condition; Financial Statements.

         (a) On and as of each of the Tender Offer Closing Date and the Merger Borrowing Date, on a pro forma basis after giving effect to the Acquisition and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Loan Party in connection therewith, (i) the sum of the assets, at a fair valuation, of AWS and, at the Merger Borrowing Date, Alba, will exceed its debts, (ii) the Borrower will not have incurred or intended to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature, and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this subsection 4.1(a), "debt" means any liability on a claim, and "claim" means (X) the right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (Y) the right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

         (b) The consolidated balance sheet of Alba and its Subsidiaries at December 31, 1998 and June 28, 1999 and the related consolidated statements of operations, statements of shareholders' equity and statements of cashflow of Alba for the fiscal year and the six-month period, ended as of said dates, which have been examined by BDO Seidman, LLP, independent certified public accountants, who delivered an unqualified opinion in respect therewith, copies of which have heretofore been furnished to each Lender, present fairly the financial position of Alba and its Subsidiaries at the dates of said statements and the results of operations for the periods covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements.

         (c) The consolidated balance sheet of Tefron and its Subsidiaries at December 31, 1998 and October 3, 1999 and the related consolidated statements of operations, statements of shareholders' equity and statements of cashflow of Tefron and its Subsidiaries for the fiscal year and nine-month period, ended as of said dates, which have been examined by Lubshitz Kasierer, member firm of Arthur Andersen, independent certified public accountants, who delivered an unqualified opinion in respect therewith, copies of which have heretofore been furnished to each Lender, present fairly the financial position of Tefron and its Subsidiaries at the dates of said statements and the results of operations for the periods covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements.

         (d) Except as fully reflected in the financial statements and the notes thereto described in subsection 4.1(b), there were as of the Effective Date, no liabilities or obligations with respect to Tefron, Parent, AWS or Alba or any of their Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Tefron, Parent, AWS or Alba and its Subsidiaries taken as a whole, except as incurred by Alba in the ordinary course of business consistent with past practices subsequent to the Effective Date or incurred by any Loan Party in connection with the Acquisition.

         4.2. No Change.

         Since December 31, 1998, there has been no development or event that has had a Material Adverse Effect.

         4.3. Disclosure.

         No information, schedule, exhibit or report or other document furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Transaction Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, and not Acquisition Document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

         4.4. Corporate Existence; Compliance with Law.

         Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.5. Corporate Power, Authorization, Enforceable Obligations.

         Each Loan Party has the corporate power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to authorize the execution, delivery, performance, validity or enforceability of the Transaction Documents, other than such as have been obtained and are in full force and effect. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         4.6. No Legal Bar.

         The execution, delivery and performance of the Transaction Documents to which the Borrower is a party, will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or of any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, other than Liens created pursuant to the Security Documents.

         4.7. No Material Litigation.

         No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues

(a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         4.8. No Default.

         Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.9. Ownership of Property; Liens.

         Each of the Borrower and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all its real property, and good title to a valid leasehold interest in, or a valid right to use, all its other property, which is material to the operations of the business of, the Borrower and its Subsidiaries, taken as a whole, and none of such property is subject to any Lien except as permitted by subsections 6.12 and 8.3.

         4.10. Intellectual Property.

         The Borrower and each of its Subsidiaries owns, or is licensed to use, all material patents, servicemarks, trademarks, trade names, copyrights, licenses, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those for which the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which, if accurate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.11. Taxes.

         Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, other than Liens permitted by subsections 6.12 and 8.3, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.12. ERISA.

         Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $100,000.

         4.13. Use of Proceeds; Margin Regulations.

         (a) The proceeds of all Tender Offer Loans shall be utilized (i) to pay for the Shares purchased pursuant to the Offer to Purchase, (ii) to make capital contributions and/or loans to Alba who shall utilize the proceeds thereof (X) to repay up to $16 million of its existing Indebtedness for borrowed money, and (Y) to fund up to $2.5 million of its working capital needs, (iii) to purchase stock options issued by Alba (or to make contributions and/or loans to Alba and to cause Alba to purchase such options), in an aggregate amount not to exceed $2,500,000, and (iv) to pay fees and expenses arising in connection with the Acquisition.

         (b) The proceeds of all Term Loans and Revolving Credit Loans incurred on the Merger Borrowing Date shall be utilized (i) to repay the Tender Offer Loans in full, (ii) to make cash payments, if any, to holders of Shares at the time of the Merger and (iii) to pay fees and expenses arising in connection with the Acquisition. The proceeds of Revolving Credit Loans borrowed after the Merger Borrowing Date shall be utilized for general corporate purposes and to fund the working capital needs of the Borrower and/or its Subsidiaries. No part of the proceeds of any Post-Merger Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of the Margin Regulations.

         (c) At the time of the making of each Post-Merger Loan, not more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries on a consolidated basis, subject to the restrictive arrangements contained in subsections 8.3 and 8.6 or otherwise, shall constitute Margin Stock.

         4.14. Investment Company Act; Other Regulations.

         The Borrower is not an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any federal or state statute or regulation (other than the Margin Regulations) which limits its ability to incur Indebtedness under this Agreement or the other Loan Documents.

         4.15. Public Utility Holding Company Act.

         Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.16. Subsidiaries.

         Schedule 4.16 hereto sets forth all of the Subsidiaries of the Borrower and Alba at the date hereof, together with the ownership and jurisdiction of each.

         4.17. Environmental Matters.

         (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance, and have in the last three years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under (or, to the knowledge of the Borrower, about) the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") except insofar as such violation or failure to be in compliance or contamination, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

         (b) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

         (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or to a location, to the knowledge of the Borrower, is in violation of any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

         (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law which are binding upon Borrower or any of its Subsidiaries with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

         (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

         4.18. Guarantees and Tefron Guarantees.

         The provisions of the Guarantees and the Tefron Guarantees are, and each other Guarantee when executed and delivered will be, effective to create a legal, valid, binding and enforceable guaranty of the obligations described therein, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         4.19. Security Interests.

         The Security Documents, once executed and delivered to the Administrative Agent, will create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected Lien in favor of the Administrative Agent for the benefit of the Lender in all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens except as permitted by subsection 8.3 or consented to by the Required Lenders. The respective pledgor or assignor, as the case may be, on and after the time it executes the respective Security Document will have, good and marketable title to all Collateral free and clear of all Liens (except as permitted by subsection 8.3 or may be consented to by the Required Lenders). No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to the execution and delivery thereof.

         4.20. Representations and Warranties in Agreement and Plan of Merger.

         All representations and warranties set forth in the Agreement and Plan of Merger were true and correct in all material respects as of the time as of which such representations and warranties were made and, except to the extent that changes in the facts and conditions on which such representations and warranties were based are required or permitted under this Agreement, shall be true and correct in all material respects as of the Tender Offer Closing Date and the Merger Date as if such representations and warranties were made on and as of such dates.

         4.21. Merger.

         On and as of the Merger Date, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities required in order to make or consummate the Merger, or otherwise required in connection with the Merger, will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All actions pursuant to or in furtherance of the Merger have been and will be taken in compliance with all applicable laws.


SECTION 5. CONDITIONS PRECEDENT

         5.1. Conditions Precedent to Tender Offer Loans.

         The obligation of the Lenders to make the Tender Offer Loans to the Borrower is subject to the satisfaction of the following conditions on the Initial Borrowing Date:

         (a) No Default; Representations and Warranties.

         At the time of making the Tender Offer Loans and after giving effect thereto (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties contained herein or in the other Transaction Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Tender Offer Loans.

         (b) Corporate Proceedings.

         All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the Transaction Documents (to the extent then in existence) shall be satisfactory in form and substance to the Administrative Agent, and the Required Lenders shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Board of Directors of each of the Borrower and Alba shall have approved and recommended the Acquisition and shall not have withdrawn such approval or recommendation.

         (c) Tender Offer Documents.

         There shall have been delivered to the Lenders true and correct copies of the Tender Offer Documents and the Additional Tender Offer Documents (which Additional Tender Offer Documents, other than any Additional Tender Offer Document consisting solely of an amendment extending the Expiration Date, shall be reasonably satisfactory to the Required Lenders, provided that, any Additional Tender Offer Document amending the terms or conditions of the Tender Offer in any material respect, other than any amendment consisting solely of an extension of the Expiration Date, shall be reasonably satisfactory to the Required Lenders) and each of the conditions to purchase contained in the Offer to Purchase shall have been satisfied (and not waived) to the satisfaction of the Required Lenders.

         (d) Tender of Shares of Alba.

         On the Initial Borrowing Date (i) there shall have been validly tendered to the Borrower and not withdrawn Shares which constitute at least a majority of the voting shares of Alba stock on a fully diluted basis, and the price per share paid pursuant to the Offer to Purchase shall not exceed $18.50, and (ii) the Shares to be purchased on such date shall have been validly tendered to the Borrower, free and clear of all Liens and restrictions to purchase imposed by applicable law or otherwise, and such Shares shall not have been validly withdrawn and shall be available for purchase in accordance with the terms and conditions set forth in the Offer to Purchase.

         (e) Adverse Change, etc.

                  (i) Nothing shall have occurred which the Required Lenders or the Administrative Agent shall determine has, or could reasonably be expected to have, a Material Adverse Effect on the rights of the Lenders or the Administrative Agent, or on the ability of any Loan Party to perform its obligations under the Loan Documents, since the dates of their respective financial statements set forth in subsection 4.1.

                  (ii) All material necessary governmental and third party approvals in connection with the Acquisition, the transactions contemplated by the Transaction Documents (other than the Agreement and Plan of Merger) and the Offer to Purchase and otherwise referred to herein and therein to be completed on or before the Tender Offer Closing Date shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Required Lenders, materially adverse conditions upon the consummation of the Acquisition.

                  (iii) Except to the extent the Required Lenders otherwise consent, there shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the purchase of Shares, the making of the Loans hereunder or the consummation of the Merger.

         (f) Control of Borrower.

         Tefron shall own directly all of the outstanding capital stock of Parent, and Parent shall own directly all of the outstanding capital stock of AWS.

         (g) Proxy Materials.

         All Proxy Materials, if any, shall have been delivered to the Lenders, and such Proxy Materials shall be reasonably satisfactory in form and substance to the Required Lenders.

         (h) Agreement and Plan of Merger.

         The Administrative Agent shall have received a copy of the Agreement and Plan of Merger and all other documentation in connection with the Merger, and any amendments thereto, all of which shall be satisfactory in form and substance to the Required Lenders, and the Agreement and Plan of Merger and such other documentation shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect; it being understood that, by reason of the Agreement and Plan of Merger, the Lenders are relying in good faith upon the assets and cash flow to be available from Alba and its Subsidiaries for repayment of the Loans.

         (i) Margin Regulations.

         On the Initial Borrowing Date, neither the making of any Tender Offer Loan nor the use of the proceeds thereof will violate the provisions of the Margin Regulation.

         (j) Tefron Guarantees Documentation.

         Each Lender shall have received such opinions, certificates and security documents relating to its Tefron Guarantee as such Lender may reasonably require, in form and substance satisfactory to such Lender..

         (k) Opinions of Counsel.

         The Administrative Agent shall have received the executed opinion, in form and substance satisfactory to the Required Lenders, addressed to each of the Lenders and dated the Initial Borrowing Date, of Dewey Ballantine LLP, counsel to the Borrower, which opinion shall cover the matters contained in Exhibit K hereto, and such other matters as may be reasonably requested by the Required Lenders, all in form and substance satisfactory to the Required Lenders. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Required Lenders may reasonable request.

         (l) Loan Documents.

         The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender, and (ii) a Tender Offer Note of the Borrower for each Lender, completed, signed and delivered by a duly authorized officer of the Borrower, in the principal amount of the Tender Offer Loans to be made by each such Lender.

         (m) Closing Certificate of Borrower.

         The Administrative Agent shall have received a certificate signed by a duly authorized officer(s) of the Borrower, dated the Initial Borrowing Date,
(i) attaching the charter and by-laws of the Borrower, (ii) attaching the resolutions of the Board of Directors of the Borrower with respect to the transactions contemplated hereby, (iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate, and (iv) certifying as to the incumbency and signature of the officers of the Borrower executing any Loan Document and any other Transaction Document to which it is a party; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Administrative Agent.

         (n) Corporate Structure.

         The Required Lenders shall be satisfied with the corporate and legal structure and capitalization of the Loan Parties, including the terms and conditions of the charter, bylaws and each class of Capital Stock of the Loan Parties and of each agreement or instrument relating to such structure or capitalization.

         (o) Tefron Guarantee.

         Each Lender shall have received its Tefron Guarantee, in form and substance satisfactory to such Lender, executed and delivered, on behalf of Tefron, by a duly authorized officer of Tefron, and which shall be in full force and effect.

         (p) Parent Equity Contribution.

         The Administrative Agent shall have received evidence that the Parent has made an equity contribution of not less than $15,000,000.

         (q) Tendered Shares.

         The Administrative Agent shall have received evidence that the Borrower has received not less than a majority of the outstanding Shares, validly tendered in accordance with the Acquisition Documents.

         (r) Account Opening Documentation.

         The Administrative Agent and/or each Lender shall have received account opening forms and documentation, in accordance with its usual and customary banking practices, in form and substance satisfactory to the Administrative Agent and/or such Lender, from the Borrower, as reasonably requested by the Administrative Agent and/or such Lender.

         (s) Letter of Undertaking.

         Bank Hapoalim B.M. New York Branch shall have received the letter of undertaking from Bank Hapoalim B.M., Tel Aviv, in form and substance satisfactory to Bank Hapoalim B.M. New York Branch.

         (t) Miscellaneous.

         The Administrative Agent shall have received such other opinions or documents as the Administrative Agent or the Required Lenders through the Administrative Agent may reasonably request.

The acceptance of the proceeds of each Borrowing of Tender Offer Loans shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this subsection 5.1, unless otherwise specified, shall be delivered to the Administrative Agent at the Payment Office for the account of each of the Lenders and in sufficient counterparts for each of the Lenders and shall be satisfactory in form and substance to the Administrative Agent.

         5.2. Conditions Precedent to Post-Merger Loans.

         The obligation of the Lenders to make Post-Merger Loans to the Borrower is subject, at the time of each such Post-Merger Loan, to the satisfaction of each of the following conditions:

         (a) No Default; Representations and Warranties.

         At the time of the making of each Post-Merger Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default, and
(ii) all representations and warranties contained herein or in the other Transaction Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Post-Merger Loan.

         (b) Opinion of Counsel.

         On the Merger Borrowing Date, the Administrative Agent shall have received an opinion or opinions, addressed to each of the Lenders and dated the Merger Borrowing Date, from counsel to the Borrower and its Subsidiaries, if any, acceptable to the Required Lenders, which opinions(s) shall cover the due authorization, execution, delivery and enforcement of the Security Documents and Guarantees required to be delivered by such Loan Parties on such date, and such other matters as the Required Lenders may reasonably request through the Administrative Agent, all of which shall be in form and substance reasonably satisfactory to the Required Lenders.

         (c) Corporate Proceedings.

         All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the Transaction Documents shall be satisfactory in form and substance to the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         (d) Bring-Downs.

         On the Merger Borrowing Date, the Administrative Agent shall have received confirmatory bring-downs, each dated the Merger Borrowing Date, of all opinions and certificates delivered pursuant to subsection 5.1 which the Administrative Agent shall reasonably request.

         (e) Consummation of Merger.

         On the Merger Borrowing Date, the Merger shall have been consummated and all aspects thereof shall be in material compliance with the Agreement and Plan of Merger and applicable laws and each of the conditions set forth in the Agreement and Plan of Merger shall have been satisfied (and not waived) to the reasonable satisfaction of the Required Lenders (unless the Required Lenders consent in writing to such waiver) and the Administrative Agent shall have received a copy of each agreement, document and certificate delivered pursuant to such provisions.

         (f) Guarantees.

         On the Merger Borrowing Date, (X) Parent shall have duly authorized, executed and delivered a Guarantee in the form of Exhibit E hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Parent Guarantee"), (Y) the Administrative Agent shall have received a reaffirmation and confirmation from Tefron that the Tefron Guarantee is still in full force and effect and fully and unconditionally guarantees all obligations of Alba, as successor-in-interest by merger with AWS, under this Agreement and the Notes, and (Z) the Administrative Agent shall have received any other Guarantees required to be delivered by this Agreement on the Merger Borrowing Date.

         (g) Security Documents.

         On the Merger Borrowing Date, (X) the Borrower shall have duly authorized, executed and delivered a Borrower Security Agreement in the form of Exhibit B hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Borrower Security Agreement"), and (Y) the Administrative Agent shall have received any other Security Documents for the benefit of the Lenders required to be delivered by this Agreement on the Merger Borrowing Date.

         (h) Organizational Documentation, etc.

         To the extent not theretofore delivered in connection with the Initial Borrowing Date, on the Merger Borrowing Date, the Lenders shall have received copies of, or amendments to, the Certificate of Incorporation and by-laws of the Borrower, the Parent and Tefron and each other Loan Party, and any agreements entered into by any such entities governing the terms and relative rights of its Capital Stock, in each case certified as true and complete by an appropriate governmental or corporate official, and the provisions of the foregoing shall be reasonably satisfactory to the Required Lenders.

         (i) Acknowledgment.

         Alba shall have acknowledged its assumption of all of AWS's obligations under this Agreement and the other Loan Documents pursuant to an acknowledgment agreement in the form of Exhibit I hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Acknowledgment Agreement").

         (j) Notes.

         The Administrative Agent shall have received (X) a Term Loan Note of Alba for each Lender, completed, signed and delivered by a duly authorized officer of Alba, in the principal amount of the Term Loans to be made by such Lender, and (Y) a Revolving Credit Note of Alba for each Lender, completed, signed and delivered by a duly authorized officer of Alba, in the principal amount of such Lender's Revolving Credit Commitment then outstanding.

         (k) Pledged Stock; Stock Powers.

         The Administrative Agent shall have received for the benefit of the Lenders the certificates representing the shares pledged pursuant to any other Stock Pledge Agreement, other than the Parent Stock Pledge Agreement required to be delivered by this Agreement on the Merger Borrowing Date, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

         (l) Actions to Perfect Liens.

         The Administrative Agent shall have received for the benefit of the Lenders such duly executed financing statements on form UCC-1 as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents.

         (m) Lien Searches.

         The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be reasonably satisfactory to the Required Lenders.

         (n) Review of Operations.

         The Administrative Agent shall have completed a review of the operations of the Loan Parties (including, without limitation, an on-site review of the financial statements, financial reporting and computer systems and inventory, receivables, and equipment by the Administrative Agent), each in scope, and with results, satisfactory to the Administrative Agent; without limiting the generality of the foregoing, the Administrative Agent shall have been given such access to the management, records, books of account, schedules, projections, contracts and properties of each Loan Party as it shall have requested.

         (o) Adverse Change, etc.

                  (i) Nothing shall have occurred which the Required Lenders or the Administrative Agent shall determine has, or could reasonably be expected to have, a Material Adverse Effect on the rights of the Lenders or the Administrative Agent, or on the ability of any Loan Party to perform its obligations under the Loan Documents, since the dates of their respective financial statements set forth in subsection 4.1.

                  (ii) Except to the extent the Required Lenders otherwise consent, there shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the purchase of Shares, the making of the Loans hereunder.

         (a) Control of Borrower.

         Tefron shall own directly all of the outstanding capital stock of Parent, and Parent shall own directly all of the outstanding capital stock of Alba.

         (b) Proxy Materials.

         All Proxy Materials, delivered to any shareholder of Alba since the Tender Offer Closing Date, if any, shall have been delivered to the Lenders, and such Proxy Materials shall be reasonably satisfactory in form and substance to the Required Lenders.

         (c) Margin Regulations.

         On the Merger Borrowing Date, neither the making of any Post-Merger Loans nor the use of the proceeds thereof will violate the provisions of the Margin Regulations.

         (d) Tefron Guarantees Documentation.

         Each Lender shall have received such opinions, certificates, security documents and/or reaffirmation relating to its Tefron Guarantee as such Lender may reasonably require, in form and substance satisfactory to such Lender.

         (e) Closing Certificate of Alba.

         The Administrative Agent shall have received a certificate signed by a duly authorized officer(s) of Alba, dated the Merger Borrowing Date, (i) attaching the charter and by-laws of Alba, (ii) attaching the resolutions of the Board of Directors of Alba with respect to the transactions contemplated hereby,
(iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate, and (iv) certifying as to the incumbency and signature of the officers of Alba executing any Loan Document and any other Transaction Document to which it is a party; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Administrative Agent.

         (f) Miscellaneous.

         The Administrative Agent shall have received such other opinions or documents as the Administrative Agent or the Required Lenders through the Administrative Agent may reasonably request.


SECTION 6. PRE-MERGER COVENANTS

         The Borrower covenants and agrees that on and after the date hereof and prior to the Merger Date, or if the Merger is never consummated for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest and other obligations incurred hereunder are paid in full, it shall and (except in the case of delivery of financial information; reports and notices) shall cause each of its Subsidiaries to:

         6.1. Merger.

         Cause the Merger to be consummated as promptly as practical but in no event later than the Tender Offer Maturity Date.

         6.2. Use of Proceeds.

         Use the proceeds of the Tender Offer Loans as provided in Subsection 4.13(a).

         6.3. Financial Statements.

         Furnish to each Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing; as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year together with consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year as customarily prepared by the management of the Borrower for internal use.

         (b) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the Borrower's fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure);




all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.4. Certificates; Other Information.

         Furnish to each Lender:

         (a) concurrently with the delivery of the financial statements referred to in subsection 6.3(a), a certificate of the independent certified public accountants reporting on such financial statements stating whether in the course of conducting its annual audit they became aware of any Default or Event of Default pertaining to accounting matters and, if so, the nature of such Default or Event of Default;

         (b) concurrently with the delivery of the financial statements referred to in subsections 6.3(a), (b) and (c), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the details of such formation or acquisition), and (B) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

         (c) concurrently with the delivery of the accountants' certificates referred to in subsection 6.2(a), any comment letter submitted by such accountants to management;

         (d) promptly upon the mailing or filing thereof, copies of supplements to the Tender Offer Documents and all other information, materials or reports filed by the Borrower with the Securities and Exchange Commission or any successor thereto (the "SEC"); and

         (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.5. Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent or in default, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         6.6. Conduct of Business and Maintenance of Existence.

         Cause each Subsidiary to continue to engage in business of the same general type as now conducted by it, and as to AWS, not to engage in any business or venture other than to act as a holding company for the stock of Alba or own any material property or assets other than its stock ownership in Alba, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary (in the reasonable judgment of the Borrower) in the normal conduct of such business, except as otherwise permitted pursuant to subsection 6.14; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.7. Inspection of Property; Books and Records; Discussions.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice when no Default or Event of Default has occurred and is continuing) and, with respect to the Administrative Agent, as often as may reasonably be desired or, with respect to any Lender other than the Administrative Agent, not more than once per calendar year at the expense of such Lender (or, if an Event of Default has occurred and is continuing, at any reasonable time and as often as may be desired at the expense of the Borrower), and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         6.8. Notices.

         Promptly after a Responsible Officer of the Borrower obtains knowledge thereof, give notice to the Administrative Agent (who shall give prompt notice thereof to the Lenders) of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA);

         (e) the acquisition or creation of any Subsidiary which has Capital Stock that is directly owned by the Borrower or any Subsidiary;

         (f) each Asset Sale consummated prior to the Merger Borrowing Date; and

         (g) the occurrence of any development or event which could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this subsection 6.8 shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         6.9. Environmental Laws.

         (a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that failure to so conduct, complete or comply could not reasonably be expected to have a Material Adverse Effect and except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         6.10. Further Assurances.

         Upon request of the Administrative Agent or the Required Lenders, promptly provide such documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby as the Administrative Agent or the Required Lenders shall reasonably request.

         6.11. Limitation on Indebtedness and Preferred Stock.

         Not to create, incur, assume or suffer to exist any Indebtedness or preferred stock (other than preferred stock which is Margin Stock, or by its terms, does not require the payment of any cash dividends thereon or redemption/reimbursement obligations or impose any cash penalties (other than accrual of dividends on unpaid dividends) for the failure to declare cash dividends thereon), except:

         (a) Indebtedness of the Borrower under this Agreement;

         (b) current trade liabilities incurred by any Subsidiary in the ordinary course of business;

         (c) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary,

         (d) Indebtedness of any Subsidiary outstanding on the date hereof and listed on Schedule 6.11 and any refinancings, refundings, renewals or extensions thereof in an amount not to exceed the then current principal amount thereof;

         (e) Indebtedness of a corporation which becomes a Subsidiary, after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof, and
(ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing; and

         (f) Guarantee Obligations permitted pursuant to subsection 6.13.

         6.12. Limitation on Liens.

         Not to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business of any Subsidiary for sums which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability of any Subsidiary to insurance carriers under insurance or self-insurance arrangements;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred by any Subsidiary in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred by a Subsidiary in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

         (f) any interest or title of a licensor, lessor or sublessor under any license or lease in the property subject to such license or lease;

         (g) Liens arising from precautionary UCC financing statements regarding operating leases permitted for Subsidiaries by this Agreement;

         (h) Liens in existence on the date hereof listed on Schedule 6.12 , securing Indebtedness of Subsidiaries permitted by subsection 6.11(d), provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased;

         (i) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 6.11(e), provided that (X) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (Y) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary, and (Z) the amount of Indebtedness secured thereby is not increased; and

         (j) Liens on Margin Stock.

         6.13. Limitation on Guarantee Obligations.

         Create, incur, assume or suffer to exist any Guarantee Obligation, except:

         (a) Guarantee Obligations in existence on the date hereof and listed on
Schedule 6.13;

         (b) Guarantee Obligations in favor of the Lenders; and

         (c) Guarantee Obligations made by Subsidiaries of the Borrower of obligations of the Borrower or any of its other Subsidiaries, which obligations are otherwise permitted under this Agreement.

         6.14. Limitation on Fundamental Changes.

         Not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or amend or modify its organizational documents in any way materially adverse to the Lenders or enter into any new agreement governing the terms and relative rights of the Capital Stock of the Borrower or its Subsidiaries, except:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation except in connection with the Merger) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

         (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower;

         (c) the Acquisition and consummation of the Merger; and

         (d) sales of or restrictions on Margin Stock.

         6.15. Limitation on Sale of Assets.

         Not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

         (a) the sale or other disposition by any Subsidiary of obsolete, inoperative, surplus or worn out property (including, without limitation, any property which is no longer used or useful in the business of such Subsidiary in the ordinary course of business and for fair market value;

         (b) the sale or other disposition by any Subsidiary of any property, provided that the fair market value of all assets so sold or disposed of (other than inventory) in any period of twelve consecutive months shall not exceed:
$250,000;

         (c) the sale or transfer of inventory by any Subsidiary in the ordinary course of business;

         (d) the sale or transfer discount without recourse by any Subsidiary of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (e) liquidation of Cash Equivalents and other investments permitted by this Agreement;

         (f) sales of Margin Stock; and

         (g) any Asset Sales, the proceeds of which are applied pursuant to subsection 3.5(b).

         6.16. Limitation on Dividends.

         Not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of AWS or Alba or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments").

         6.17. Limitation on Investments, Loans and Advances.

         Not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

         (a) extensions of trade credit in the ordinary course of business of its Subsidiaries;

         (b) investments in Cash Equivalents;

         (c) loans and advances to employees of its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

         (d) investments in existence on the date hereof which are described on
Schedule 6.17 hereof;

         (e) investments and purchases of Shares pursuant to the Acquisition Documents; and

         (f) the Borrower may make intercompany loans and advances to its Subsidiaries.

         6.18. Limitation on Transactions with Affiliates.

         Not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Subsidiary's business, (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, (d) the Merger, or
(e) disclosed in the Tender Offer Documents.

         6.19. Limitation on Sales and Leasebacks.

         Cause any Subsidiary to enter into any arrangement with any Person providing for the leasing by such Subsidiary of real or personal property which has been or is to be sold or transferred by such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Subsidiary.

         6.20. Limitation on Changes in Fiscal Year.

         Permit the fiscal year of the Borrower and its Subsidiaries to end on a day other than December 31.

         6.21. Limitation on Negative Pledge Clauses.

         Enter into with any Person any agreement, other than this Agreement, purchase money mortgages, Financing Leases and other similar fixed asset financings permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired other than Margin Stock.


SECTION 7. POST-MERGER AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that on the Merger Borrowing Date (or if later, on the date set forth herein) and thereafter, so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest, fees, expenses and other obligations incurred hereunder are paid in full it shall and (except in the case of delivery of financial information and reports and notices) shall cause each of its Subsidiaries to:

         7.1. Use of Proceeds.

         Use the proceeds of the Post-Merger Loans as provided in subsection 4.13(b).

         7.2. Financial Statements.

         Furnish to each Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of [income and retained earnings] and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing; as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year together with consolidating statements of [income and retained earnings] and of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year as customarily prepared by the management of the Borrower for internal use.

         (b) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of [income and retained earnings] and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the Borrower's fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         7.3. Certificates; Other Information.

         Furnish to each Lender:

         (a) concurrently with the delivery of the financial statements referred to in subsection 7.2(a), a certificate of the independent certified public accountants reporting on such financial statements stating whether in the course of conducting its annual audit they became aware of any Default or Event of Default pertaining to accounting matters and, if so, the nature of such Default or Event of Default;

         (b) concurrently with the delivery of the financial statements referred to in subsections 7.2(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 7.11 with respect thereto), (B) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, and (C) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (iii) setting forth the computations used by the Borrower in determining (as of the end of such fiscal period) compliance with the covenants contained in subsection 8.1;

         (c) concurrently with the delivery of the accountants' certificates referred to in subsection 7.3(a), any comment letter submitted by such accountants to management;

         (d) concurrently with the delivery of the projections referred to in subsection 7.3(c) the consolidated financial plan and financial forecasts as customarily prepared by the management of the Borrower for internal use; and

         (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         7.4. Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent or in default, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         7.5. Conduct of Business and Maintenance of Existence.

         Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary (in the reasonable judgment of the Borrower) in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         7.6. Maintenance of Property; Insurance.

         (a) Keep all material property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance policies insuring all its material property (including, in any event, all material Collateral) against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent such policies to be in at least such form amounts and having coverage against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business as may be reasonably satisfactory to the Administrative Agent with losses payable to the Borrower and the Administrative Agent for the benefit of the Lenders, as their respective interests may appear;

         (b) Each insurance policy described in subsection 7.6(a) shall (i) contain endorsements, in form satisfactory to each Lender, (ii) name the Administrative Agent for the benefit of the Lenders, as an insured party, (iii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, and (iv) be reasonably satisfactory in all other respect to the Administrative Agent. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Borrower shall cause such insurer to give prompt written notice to each Lender of the occurrence of such termination, nonpayment or lapse.

         (c) The Borrower shall deliver to the Administrative Agent a report of a reputable insurance broker with respect to such insurance in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

         7.7. Inspection of Property; Books and Records; Discussions.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice when no Default or Event of Default has occurred and is continuing) and, with respect to the Administrative Agent, as often as may reasonably be desired or, with respect to any Lender other than the Administrative Agent, not more than once per calendar year at the expense of such Lender (or, if an Event of Default has occurred and is continuing, at any reasonable time and as often as may be desired at the expense of the Borrower), and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         7.8. Notices.

         Promptly after a Responsible Officer of Borrower obtains knowledge thereof, give notice to the Administrative Agent (who shall give prompt notice thereof to the Lenders) of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA);

         (e) the acquisition or creation of any Subsidiary which has Capital Stock that is directly owned by the Borrower or any Subsidiary;

         (f) any Lien (other than Liens created by the Security Documents or Liens permitted under this Agreement) on any of the Collateral and the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created by the Security Documents or this Agreement; and

         (g) the occurrence of any development or event which could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this subsection 7.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         7.9. Environmental Laws.

         (a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that failure to so conduct, complete or comply could not reasonably be expected to have a Material Adverse Effect and except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         7.10. Further Assurances

         (a) Upon the request of the Administrative Agent for the benefit of the Lenders, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or reasonably advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

         (b) Upon request of the Administrative Agent for the benefit of the Lenders, promptly provide such documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby as the Administrative Agent for the benefit of the Lenders shall reasonably request.

         7.11. Additional Collateral.

         (a) With respect to any assets (other than assets having a de minimis value) acquired after the Merger Borrowing Date by the Borrower or any of its Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent may deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses
(i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (b) With respect to any Person that, subsequent to the Effective Date, becomes a Subsidiary promptly (i) cause such new Subsidiary to become a party to a Subsidiary Security Agreement pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (ii) if so requested by the Administrative Agent, deliver to the Administrative Agent, legal opinions relating to due authorization, execution, delivery of such Subsidiary Security Agreement by such new Subsidiary and the enforceability against it of such Subsidiary Security Agreement, which opinions shall be in form and substance, and from counsel reasonably satisfactory to the Administrative Agent.

         (c) With respect to any Person that, subsequent to the Merger Borrowing Date, becomes a Subsidiary promptly (i) cause such new Subsidiary to become a party to a Subsidiary Guarantee pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (ii) if so requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to due authorization, execution, delivery of such Subsidiary Guarantee by such new Subsidiary and the enforceability against it of such

Subsidiaries Guarantee, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (d) With respect to any Person that, subsequent to the Merger Borrowing Date, becomes a Subsidiary, promptly cause such new Subsidiary to (i) execute and deliver to the Administrative Agent a new stock pledge agreement or such amendments to the relevant Stock Pledge Agreement as the Administrative Agent shall deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be,
(iii) cause such new Subsidiary to take all actions necessary or advisable to cause the Lien created by the relevant Subsidiary Security Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Required Lenders, and (iv) deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and
(iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         7.12. UCC Opinions.

         The Administrative Agent shall have received within 30 days of the Merger Borrowing Date an opinion or opinions address to each of the Lenders from counsel to the Borrower and its Subsidiaries, if any, acceptable to the Required Lenders, which opinion shall cover the perfection of the Administrative Agent's Liens for the benefit of the Lenders in the Collateral described in such Security Documents and such other matters relating thereto.

         7.13. Insurance.

         The Administrative Agent shall have received for the benefit of the Lenders within 30 days of the Merger Borrowing Date, evidence in form and substance satisfactory to the Administrative Agent of the existence of the insurance required under subsection 7.6.

         7.14. Lock-Box Arrangements.

         The Borrower shall enter into such lock-box arrangements covering the Receivables and certain other collateral as the Administrative Agent may reasonably request, which lock-box arrangements shall be in form and substance satisfactory to the Required Lenders.

SECTION 8. POST-MERGER NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that as of the Merger Borrowing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans, together with all accrued interest thereon and all other obligations incurred hereunder are paid in full, it shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

         8.1. [Reserved]

         8.2. Limitation on Indebtedness and Preferred Stock.

         Create, incur, assume or suffer to exist any Indebtedness or preferred stock (other than preferred stock which, by its terms, does not require the payment of any cash dividends thereon or redemption/reimbursement obligations or impose any cash penalties (other than accrual of dividends on unpaid dividends) for the failure to declare cash dividends thereon), except:

         (a) Indebtedness of the Borrower under this Agreement;

         (b) current trade liabilities incurred in the ordinary course of business;

         (c) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary, which has executed the following: Subsidiary Security Agreement, Subsidiary Guarantee and Subsidiary Stock Pledge Agreement pursuant to subsection 7.10 of this Agreement;

         (d) Indebtedness outstanding on the date hereof and listed on Schedule
6.11 and any refinancings, refundings, renewals or extensions thereof in an amount not to exceed the then current principal amount thereof;

         (e) Indebtedness of a corporation which becomes a Subsidiary, after the date hereof, provided that, (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof, and
(ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing; and

         (f) Guarantee Obligations permitted pursuant to subsection 8.4;

         8.3. Limitation on Liens.

         Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

         (f) any interest or title of a licensor, lessor or sublessor under any license or lease in the property subject to such license or lease;

         (g) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

         (h) Liens in existence on the date hereof listed on Schedule 6.12, securing Indebtedness permitted by subsection 8.2(d), provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased;

         (i) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 8.2(e), provided that (X) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (Y) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary, and (Z) the amount of Indebtedness secured thereby is not increased; and

         (j) Liens created pursuant to the Security Documents.

         8.4. Limitation on Guarantee Obligations.

         Create, incur, assume or suffer to exist any Guarantee Obligation, except:

         (a) Guarantee Obligations in existence on the date hereof and listed on
Schedule 6.13;

         (b) Guarantee Obligations in favor of the Lenders;

         (c) Guarantee Obligations made by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

         (d) Guarantee Obligations made by Subsidiaries of the Borrower of obligations of the Borrower or any of its other Subsidiaries, which obligations are otherwise permitted under this Agreement.

         8.5. Limitation on Fundamental Changes.

         Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

         (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

         8.6. Limitation on Sale of Assets.

         Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests but, in the case of the Borrower, excluding the sale of Capital Stock or other securities of the Borrower), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

         (a) the sale or other disposition of obsolete, inoperative, surplus or worn out property (including, without limitation, any property which is no longer used or useful in the business of the Borrower and its Subsidiaries) in the ordinary course of business and for fair market value;

         (b) the sale or other disposition of any property, provided that the fair market value of all assets so sold or disposed of (other than inventory) in any period of twelve consecutive months shall not exceed $250,000;

         (c) the sale or transfer of inventory in the ordinary course of business;

         (d) the sale or transfer discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (e) liquidation of Cash Equivalents and other investments permitted by this Agreement; and

         (f) any Asset Sales, the proceeds of which are applied pursuant to subsection 3.5(b).

         8.7. Limitation on Dividends.

         Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), provided; however, that any Subsidiary may declare, make or pay dividends, payments or other distributions to the Borrower.

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

         8.8. Limitation on Capital Expenditures.

         Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations), except for:

         (a) expenditures in the ordinary course of business;

         (b) expenditures made to repair or replace assets which are damaged or destroyed, in an aggregate amount not to exceed the amount (if any) of any proceeds of insurance received on account of such damage or destruction; and

         (c) expenditures on account of the making of any investment permitted pursuant to subsection 8.9.

         8.9. Limitation on Investments, Loans and Advances.

         Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

         (d) investments in existence on the date hereof which are described on
Schedule 6.17 hereof; and

         (e) the Borrower may make intercompany loans and advances to its wholly owned Subsidiaries.

         8.10. Limitation on Transactions with Affiliates.

         Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         8.11. Limitation on Sales and Leasebacks.

         Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the

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

Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

         8.12. Limitation on Changes in Fiscal Year.

         Permit the fiscal year of the Borrower and its Subsidiaries to end on a day other than December 31.

         8.13. Limitation on Negative Pledge Clauses.

         Enter into with any Person any agreement, other than this Agreement, purchase money mortgages, Financing Leases and other similar fixed asset financings permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

SECTION 9. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof or any other Loan Document, or the Borrower shall fail to pay any interest under any Loan or any other amount payable hereunder or any other Loan Document within five Business Days after any such interest or other non-principal amount becomes due in accordance with the terms hereof or thereof; or

         (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or in any Tefron Guarantee, or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document or any Tefron Guarantee shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsections 6.11 through
6.21 or Section 8 or any negative covenant contained in any other Loan Document or any Tefron Guarantee; or

         (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document or any Tefron Guarantee (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which an executive officer of the Borrower or such other Loan Party, has actual knowledge thereof and (ii) the date upon which the Administrative Agent or any Lender gives notice to the Borrower and such other Loan Party thereof; or

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

         (e) Any Loan Party shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, including the Tefron Guarantee, beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $50,000 for any fiscal year; or

         (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment (which order, adjudication or appointment has not been stayed) or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against such Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) such Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) such Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any Loan Party shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of

ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to such Loan Party in excess of $50,000 for any fiscal year; or

         (h) One or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (i) (i) Any of the Security Documents shall cease, for any reason (other than a partial or full release in accordance with the terms thereof), to be in full force and effect with respect to Collateral, (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, or (iii) any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or (iv) any Tefron Guarantee shall cease, for any reason, to be in full force and effect or any Tefron shall so assert; or

         (j) Any Change in Control shall have occurred; or

         (k) The Delisting Date does not occur on or before the date which is ten (10) Business Days after the Merger Borrowing Date, and the Administrative Agent shall not have received on or prior to such date (x) a duly authorized, executed and delivered Parent Stock Pledge Agreement covering all of the issued and outstanding voting common stock of Alba, and (y) the certificate(s) representing all of the issued and outstanding voting common stock pledged pursuant to such Parent Stock Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Parent, and (z) a legal opinion or opinions, addressed to each of the Lenders and dated within ten (10) Business Days after the Merger Borrowing Date, from counsel to the Parent acceptable to the Required Lenders, which opinion(s) shall cover the due authorization, execution, delivery and enforcement of such Parent Stock Pledge Agreement and the due perfection of the Administrative Agent's Liens, for the benefit of the Lenders, in the Collateral described therein, and such other matters or documents as the Required Lenders may reasonably request through the Administrative Agent, all of which shall be in form and substance reasonably satisfactory to the Required Lenders;

then, and in any such event, (i) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 9 with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (ii) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately

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

terminate; and (B) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 10. THE ADMINISTRATIVE AGENT

         10.1. Appointment.

         (a) Each Lender hereby irrevocably designates and appoints Bank Hapoalim B.M. as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         10.2. Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3. Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of

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

any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         10.4. Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. Without limiting the foregoing or the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from a Responsible Officer or Borrower. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5. Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6. Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any

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

representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates.

         10.7. Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect (or, if not then in effect, their respective aggregate principal outstanding Loans) on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments of the Lenders, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

         10.8. Administrative Agent in its Individual Capacity.

         The Administrative Agent and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it

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

were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its respective individual capacity.

         10.9. Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor Administrative Agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 11. MISCELLANEOUS

         11.1. Amendments and Waivers.

         Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

         (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender directly affected thereby;

         (ii) amend, modify or waive any provision of this subsection 11.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and

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

                obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders;

         (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than in connection with the Merger), in each case without the written consent of all the Lenders;

         (iv) subject to subsection 11.2, take any action having the effect of releasing any of the material collateral or material guarantee obligations provided for in any Guarantee or Security Document, in each case without all written consent of the Lenders; or

         (v) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent.

         Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         11.2. Releases of Collateral Security and Guarantee Obligations.

         Notwithstanding anything to the contrary contained herein or in any Security Document, upon request of the Borrower, the Administrative Agent shall (without any notice to or vote or consent of any Lender) take any action which has the effect of releasing any collateral security and/or guarantee obligations provided for in any Loan Document to the extent necessary to permit the consummation of any Net Proceeds Event or any asset dispositions permitted by subsections 6.15 and 8.6; provided that (unless the Required Lenders shall otherwise consent) the Net Proceeds of any Net Proceeds Event are applied in the manner contemplated by subsection 3.5 (if so required).

         11.3. Notices.

         Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, five Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Annex II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

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The Borrower:               AWS Acquisition Corp.
                            c/o Tefron Ltd.
                            28 Chida Street
                            Bnei-Brak  51371
                            Israel

with a copy to:             Dewey Ballantine LLP
                            1301 Avenue of the Americas
                            New York, New York  10017
                            Attention: Douglas L Getter, Esq.
                            Phone: (212) 259-8000

The Administrative Agent:   Bank Hapoalim B.M., New York Branch
                            1177 Avenue of the Americas
                            New York, New York 10036
                            Attention: Maxine Levy, Vice President
                            Telecopy: (212) 782-2170
                            Phone: (212) 782-2166

with a copy to:             Shaw Pittman
                            1675 Broadway, 24th Floor
                            New York, NY  10019
                            Attention: M. David Krohn, Esq.
                            Telecopy: (212) 603-6801
                            Phone:  (212) 603-6824

provided that any notice, request or demand to or upon the Administrative Agent pursuant to subsection 2.3, 2.6, 2.16 or 3.4 shall not be effective until received.

         11.4. No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.5. Survival of Representations and Warranties.

         All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         11.6. Payment of Expenses and Taxes.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar documentary taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to (i) indemnified liabilities to the extent arising from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender, or (ii) the fees and disbursements of counsel to the Administrative Agent in connection with the preparation, execution and delivery of this Agreement. The agreements in this subsection 11.6 shall survive repayment of the Loans and all other amounts payable hereunder.

         11.7. Termination.

         This Agreement shall terminate upon the termination of all Term Loan Commitments and the irrevocable repayment in full of the aggregate outstanding principal amount of the Loans, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time under any of the Loan Documents; provided that all indemnities set forth herein including, without limitation, in subsections 2.12, 2.13, 3.7, 10.7 and 11.6 shall survive such termination.

         11.8. Successors and Assigns; Participations and Assignments.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement (other than in connection with the Merger) without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.12, 2.13 and 3.7 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 3.7, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the Lenders would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit , executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording, provided that, in the case of any such assignment to an additional bank or financial institution,
(x) the sum of the aggregate principal amount of the Loans and/or Commitments being assigned are not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent), and (y) if such assignment is of less than all of the rights and obligations of the assigning Lender, then the sum of the aggregate principal amount of the Loans and the aggregate amount of the Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) and provided further that no Assignee shall be entitled to receive any greater amount pursuant to Section 3.7 than the assigning Lender would have been entitled to receive in respect of the loans and Commitments assigned. Upon such execution, delivery, acceptance and recording (and the payment of the registration and processing fee described in clause (e) below), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the Lenders' rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when a Default or Event of Default has occurred or is continuing.

         (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 11.3 a copy of each Assignment and Acceptance delivered to it, and shall record such assignment in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance, and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower; provided that no such fee shall be payable with respect to any assignment from an assigning Lender to an affiliate thereof.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lenders' possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lenders' credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 11.8 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         11.9. Adjustments; Set-off.

          If any Lender (a "Benefited Lender") at any time shall receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, and if after taking into account such sharing the Benefited Lender continues to have access to additional funds of or collateral granted by the Borrower for application on account of its debt, then the Benefited Lender shall use such funds or collateral to reduce Indebtedness of the Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or (to the extent permitted by applicable law) banking affiliate thereof to or for the credit or the account of the Borrower (other than the Shares or the proceeds thereof while such Shares constitute Margin Stock). Each Lender agrees promptly to notify the Borrower and the Administrative Agent or any Lender after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of the set-off and application.

         11.10. Counterparts.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         11.11. Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.12. Integration.

         This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         11.13. GOVERNING LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11.14. Submission To Jurisdiction; Waivers.

         The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.3 or at such other address of which the Lenders shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, except in the case of extreme bad faith (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 11.14 any special, exemplary, punitive or consequential damages.

         11.15. Acknowledgments.

         The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrower and the Lenders.

         11.16. WAIVERS OF JURY TRIAL.

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         11.17. Confidentiality.

         Each of the Administrative Agent and the Lenders agrees that it will use reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, affiliates, or the Administrative Agent or other Lenders, if the disclosing Person reasonably determines that such other Person is required to have access to such information) any information with respect to the Borrower or any Subsidiary which is furnished pursuant to this Agreement or any other Loan Document that is identified by such Person as being confidential at the time the same is delivered to the Administrative Agent or the Lender; provided that the Administrative Agent or Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or in connection with any examination conducted by any Governmental Authority having or claiming to have jurisdiction over such Administrative Agent or Lender (including the Federal Reserve Board and the Federal Deposit Insurance Corporation or any similar organization (whether in the United States or elsewhere) and their respective successors), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any Requirement of Law applicable to it, (e) in connection with any litigation to which the Administrative Agent or any of the Lenders is a party or in connection with the enforcement of rights or remedies hereunder or under any Loan Document,
(f) to any prospective Transferee which is not at the time the Administrative Agent or a Lender, if such prospective Transferee has agreed in writing to be bound by the provisions of this Section 11.17 to the same extent as the disclosing Person or (g) pursuant to Standard Credit References in conformity with the Code of Ethics for the Exchange of Commercial Credit Information between Banks as established by the

Robert Morris Associates. The Borrower acknowledges and agrees that the Administrative Agent or any Lender may share with any of its affiliates any information related to the Borrower or any Subsidiary (including, without limitation, nonpublic information regarding the creditworthiness of the Borrower or any Subsidiary), so long as such affiliate is subject to the provisions of this Section 11.17 to the same extent as the Administrative Agent or such Lender.



         [THE REMINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



BANK HAPOALIM B.M., NEW YORK BRANCH
as Administrative Agent and a Lender



By:__________________________
Name:
Title:



By:__________________________
Name:
Title:



AWS ACQUISITION CORP.
as Borrower



By:__________________________
Name:
Title:



ISRAEL DISCOUNT
BANK OF NEW YORK,
as Lender



By:____________________________
Name:
Title:



By:____________________________
Name:
Title:

                                    ANNEX II


                  LENDERS; ADDRESSES FOR NOTICES


LENDER                              ADDRESS
------                              -------


BANK HAPOALIM B.M.,                1177 Avenue of the
Americas
NEW YORK BRANCH                    New York, New York  10036
                                   Attn: Maxine Levy
                                   Phone:  (212) 782-2166
                                   Telecopy: (212) 782-2170


ISRAEL DISCOUNT
BANK OF NEW YORK                   511 Fifth Avenue
                                   New York, New York  10017
                                   Attn: Amir Barash
                                   Phone: (212) 551-8126
                                   Telecopy: (212) 599-4276

                                     ANNEX I

                                       LOAN COMMITMENTS AND COMMITMENT PERCENTAGES

                                            Tender Offer Loans:                                 Post-Merger Loans
                                       -----------------------------        ------------------------------------------------------




                                       Tender Offer       Commitment        Term Loan           Revolving Credit       Commitment
         Lender                         Commitment        Percentage        Commitment             Commitment          Percentage
         ------                         ----------        ----------        ----------             ----------          ----------
Bank Hapoalim B.M.,
   New York Branch
                                       $42,300,000             60%          $40,800,000             $1,500,000              60%

Israel Discount Bank of
   New York
                                       $28,200,000             40%          $27,200,000             $1,000,000              40%
                                       -----------            ---           -----------             ----------             ---

Total:                                 $70,500,000            100%          $68,000,000             $2,500,000             100%